Exhibit 10.1
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective the 7th day of June, 2010 by and between FORTIS COMMUNITIES-AUSTIN, L.P., a Delaware limited partnership (“Seller”) and CIRRUS LOGIC, INC., a Delaware corporation (“Purchaser”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into a certain Purchase and Sale Agreement dated March 24, 2010, as modified by that certain First Amendment to Purchase and Sale Agreement dated May 14, 2010 (collectively, the original agreement and first amendment are referred to herein as the “Agreement”) regarding the purchase of the land consisting of approximately 70,089 square feet, locally known as 800 West 6th Street Austin, Texas, as more particularly described in the Agreement; and
WHEREAS, Seller and Purchaser desire to amend the Agreement as set forth below; and
NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller agree as follows:
1.	Closing Date. Section 14 of the Agreement is hereby deleted in its entirety, and replaced with the following quoted language:
“Subject to satisfaction of the Closing Conditions, and subject to any one or more extensions under Section 13(b) and/or Section 13(c) of this Agreement, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of the Title Company on the date (the “Closing Date”) that is ten (10) days after the later of (i) expiration of the Feasibility Period; or (ii) expiration of the Approval Period (if applicable); or (iii) completion of the Demolition Work.”
2.	Demolition Work. Section 13(c) of the Agreement is hereby amended to provide that the Demolition Work shall not include (i) the razing or removing of any structures, pavement, fixtures, or surface improvements on Lot 2, E.B. Robinson’s Subdivision of a part of Outlot No. 1, Division E, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 354, Page 226 of the Deed Records of Travis County, Texas (“Tract 3”); (ii) the rough grading of Tract 3; and (iii) the capping of any utilities at the boundary of Tract 3.
3.	Capitalized Terms. Except as otherwise specified herein, capitalized terms shall have the same meaning as set forth in the Agreement.
4.	Construction. In the event of a conflict between the provisions of the Agreement and this Amendment, this Amendment shall govern and control in all instances.
Second Amendment to Purchase and Sale Agreement

5.	Ratification of Agreement. Except as set forth in this Amendment, all of the terms, covenants, conditions, representations and warranties set forth in the Agreement shall continue in full force and effect and are hereby ratified and affirmed.
6.	Multiple Counterparts/Faxes. Purchaser and Seller agree that this Amendment may be signed in multiple counterparts each of which shall be binding on the party signing the same and which together shall constitute a single document, and that faxed reproduction of a party’s signature shall be given the same legal effect as an original.
IN WITNESS WHEREOF, the Seller and Purchaser have executed this Amendment on the dates shown below TO BE EFFECTIVE as of the date set forth in the first paragraph of this Amendment.

SELLER: FORTIS COMMUNITIES-AUSTIN, L.P., a Delaware limited partnership By its general partner: FORTIS COMMUNITIES, L.L.C., a Delaware limited liability company
By:	/s/ David Cox
	Name:	David Cox
	Title:	Manager

Date: June 7, 2010

PURCHASER: CIRRUS LOGIC, INC., a Delaware corporation
By:	/s/ Thurman Case
	Name:	Thurman Case
	Title:	Chief Financial Officer

Date: June 7, 2010
Second Amendment to Purchase and Sale Agreement

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